EXHIBIT 10.13
SENIOR MANAGEMENT AGREEMENT
          THIS SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of May 4, 2005, by and among Capella Holdings, Inc., a Delaware corporation (the “Company”), Capella Healthcare, Inc., a Delaware corporation (“Employer”), and James Thomas Anderson (“Executive”). This Agreement shall become effective as of the Employment Date (as defined below).
          The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase from the Company, and the Company will sell to Executive, up to 732.291 shares of the Company’s Cumulative Redeemable Preferred Stock (the “Preferred Stock”), and 3,820,297 shares of the Company’s Common Stock (the “Common Stock”). All Preferred Stock and Common Stock acquired by Executive are referred to herein as “Executive Securities”. Certain definitions are set forth in Section 9 of this Agreement.
          The Company, Employer and Executive mutually desire to enter into an agreement pursuant to which Employer will employ Executive.
          The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of Preferred Stock and Common Stock by GTCR Golder Rauner II, L.L.C. (“GTCR II”) or any other investment fund managed by GTCR II or GTCR Golder Rauner, L.L.C. (collectively, the “Investors”, and each, an “Investor”) pursuant to a Stock Purchase Agreement between the Company and the Investors dated as of the date hereof (the “Purchase Agreement”). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
PROVISIONS RELATING TO EXECUTIVE SECURITIES
          1. Purchase and Sale of Executive Securities.
          (a) At the Initial Closing (as defined in the Purchase Agreement), Executive will purchase, and the Company will sell, 3,820,297 shares of Common Stock at a price of $0.08 per share. The Company will deliver to Executive a copy of the certificate(s) representing such shares of Common Stock, and Executive will deliver to the Company a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $305,624.00 as payment for such shares of Common Stock.
          (b) Upon the purchase from time to time by the Investors of shares of Preferred Stock pursuant to Section 1B of the Purchase Agreement, Executive will purchase, and the Company will sell, up to an aggregate of 732.291 shares of Preferred Stock at a price of $1,000 per share. The number of shares of Preferred Stock to be sold by the Company and purchased by Executive at any time shall equal (i) 732.291 shares of Preferred Stock, multiplied by (ii) a fraction (A) the numerator of which will be the number of shares of Preferred Stock to be concurrently purchased by the Investors and (B) the denominator of which will be 196,000.000. The Company will deliver to Executive copies of the certificates representing such Executive Securities in exchange for a purchase price equal to $1,000 per share for each share of Preferred Stock multiplied by the number of such shares so purchased by Executive.
          (c) 3,633,488 of the shares of Common Stock acquired pursuant to Section 1(a) above are referred to herein as the “Carried Common Stock.” The remaining shares of Common Stock that are acquired pursuant to Section 1(a) above are referred to herein as the “Co-Invest Common Stock.” All Preferred Stock and the Co-Invest Common Stock acquired by Executive hereunder are referred to herein as the “Co-Invest Stock,”
          (d) Within 30 days after the purchase of any Carried Common Stock hereunder (including, without limitation, upon the execution hereof), Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.
          (e) Until released upon the occurrence of a Sale of the Company or a Public Offering as provided below, all stock certificates evidencing Executive Securities shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Securities. Upon the occurrence of a Sale of the Company, the Company will return all stock certificates evidencing Executive Securities to the record holders thereof. Upon the consummation of a Public Offering, the Company will return to the record holders thereof stock certificates evidencing the Co-Invest Stock and the Vested Carried Common Stock.
          (f) In connection with the purchase and sale of the Executive Securities, Executive represents and warrants to the Company that:
          (i) The Executive Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.
          (ii) Executive is an executive officer of the Company and Employer, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.
          (iii) Executive is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D.
          (iv) Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          (v) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning the Company as he has requested.
          (vi) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.
          (vii) Executive is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement, except for that certain Executive Severance Agreement between Executive and Province Healthcare Company, dated as of about October 18, 1999 (the “Severance Agreement”). The Severance Agreement has not been amended. Without limiting the foregoing, Executive’s duties to the Company and its Subsidiaries will not conflict with or breach the terms of the Severance Agreement.
          (viii) Executive is a resident of the State of Tennessee.
          (g) As an inducement to the Company to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason.
          (h) Concurrently with the execution of this Agreement, Executive shall execute in blank ten stock transfer powers in the form of Exhibit B attached hereto (the “Stock Powers”) with respect to the Executive Securities and shall deliver such Stock Powers to the Company. The Stock Powers shall authorize the Company to assign, transfer and deliver the Executive Securities to the appropriate acquiror thereof pursuant to Section 3 below or Section 4 of the Stockholders Agreement and under no other circumstances.
          (i) At the Closing, if Executive is lawfully married, Executive’s spouse shall execute the Consent in the form of Exhibit C attached hereto.
          (j) At the Closing, Executive shall become a party to the Stockholders Agreement and the Registration Agreement, in each case, in the capacity of an Executive.
          (k) The Company shall reserve 2,211,688 additional shares of Common Stock (the “Additional Common Stock”) for issuance (whether through restricted stock, upon exercise of options or otherwise) to other executives and employees of the Company and its Subsidiaries after the date hereof (including executives and employees of acquired companies); provided that in the event that any portion of such Additional Common Stock are not issued prior to the earliest to occur of (x) the redemption of all issued and outstanding Preferred Stock, (y) a Sale of the Company or (z) an initial Public Offering, the Board in its sole discretion may issue any or all of the remaining shares of Additional Common Stock to the executives of the Company or its Subsidiaries (including Executive) in the amounts determined by the Board. Any shares of Additional Common Stock not allocated by the Board to executives and employees of the Company and its Subsidiaries pursuant to the immediately preceding sentence shall remain unissued.
          2. Vesting of Carried Common Stock.
          (a) The Co-Invest Stock acquired by Executive shall be vested upon the purchase thereof. 3,159,550 shares of the Carried Common Stock shall vest as described in Section 2(b) and (c) below (the “Time Shares”) and 473,938 shares of the Carried Common Stock shall vest as described in Section 2(d) below (the “Performance Shares”).
          (b) Except as otherwise provided in this Section 2, the Time Shares shall become vested in accordance with the following schedule, if as of each such date Executive is employed by the Company or any of its Subsidiaries:

Cumulative Percentage of
Time Shares Vested
First Anniversary of Initial Vesting Date	20%
Second Anniversary of Initial Vesting Date	40%
Third Anniversary of Initial Vesting Date	60%
Fourth Anniversary of Initial Vesting Date	80%
Fifth Anniversary of Initial Vesting Date	100%
          (c) Upon the occurrence of a Sale of the Company, all Time Shares which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company, if, as of such date, Executive has been continuously employed by the Company, Employer or any of their respective Subsidiaries from the Initial Vesting Date and including such date.
          (d) If upon the occurrence of a Sale of the Company or an initial Public Offering pursuant to which both (X) Investors receive Cash Inflows in an aggregate amount in excess of two and one-half (2 1/2) times the Investors’ aggregate Cash Outflows with respect to the Investors’ Preferred Stock and Common Stock (assuming vesting of all options to acquire Common Stock to be vested in connection with such Sale of the Company, including the Time Shares, or initial Public Offering) and (Y) Investors receive Cash Inflows in an aggregate amount in excess of the Trigger Amount (as hereinafter defined), then all of the Performance Shares shall become vested effective immediately prior to such Sale of the Company or initial Public Offering if, as of such date, Executive has been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including such date. For purposes of this Section 2(d), the “Trigger Amount” shall mean Investors’ aggregate Cash Outflows with respect to the Investors’ Preferred Stock and Common Stock (assuming vesting of all options to acquire Common Stock to be vested in connection with such Sale of the Company, including the Time Shares, or initial Public Offering) as such amounts may be increased from the date such amounts have been received by the Company until the date of determination at an annual rate of 30% (compounded annually).
          (e) Carried Common Stock that has become vested (“Vested Carried Common Stock”) and the shares of Co-Invest Stock that are shares of Common Stock are referred to herein as “Vested Common Stock.” The Vested Common Stock and the Preferred Stock are collectively referred to herein as “Vested Stock.” All Carried Common Stock that has not vested is referred to herein as “Unvested Common Stock.”
          3. Repurchase of Executive Securities.
          (a) In the event Executive ceases to be employed by the Company or any of its Subsidiaries for any reason (the “Separation”), the Executive Securities (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person.
          (b) In the event of a Separation, (i) the purchase price for each share of Unvested Common Stock will be the lesser of (A) Executive’s Original Cost for such share, and (B) the Fair Market Value of such share as of the date of the Repurchase Notice (as defined in Section 3(c) below) delivered pursuant to this Section 3, and (ii) the purchase price for each share of Vested Stock will be the greater of (A) Executive’s Original Cost for such share and (B) the Fair Market Value of such share as of the date of the Repurchase Notice delivered pursuant to this Section 3 (including, in the case of Preferred Stock, all accrued dividends thereon); provided, however, that if Executive’s employment is terminated with Cause, the purchase price for each share of Vested Carried Common Stock will be the lesser of (A) Executive’s Original Cost for such share and (B) the Fair Market Value of such share as of the date of the Repurchase Notice.
          (c) In the event of a Separation, the Company (with the approval of the Board) may elect to purchase all or any portion of the Unvested Common Stock and/or the Vested Stock by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Executive Securities on or prior to the date which is twelve months and one day after the Separation; provided that the Company may not deliver the Repurchase Notice with respect to any shares of Vested Carried Common Stock earlier than 181 days after the date such shares became Vested Carried Common Stock. The Repurchase Notice will set forth the number of shares of Unvested Common Stock and Vested Stock to be acquired from each holder, the aggregate consideration to be paid for such shares in accordance with Section 3(b) above and the time and place for the closing of the transaction. The number of Executive Securities to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Repurchase Notice. If the number of Executive Securities then held by Executive is less than the total number of Executive Securities that the Company has elected to purchase, the Company shall purchase the remaining Executive Securities elected to be purchased from the other holder(s) of Executive Securities under this Agreement, pro rata according to the number of Executive Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).
          (d) If for any reason the Company issues a Repurchase Notice but does not elect to purchase all of the Executive Securities pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Executive Securities the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event within ten months after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within one month after the Option Notice has been given by the Company. If the Investors elect to purchase an aggregate number greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of shares of Common stock owned by each Investor. As soon as practicable, and in any event within ten days after the expiration of the one month period set forth above, the Company shall notify each holder of Executive Securities as to the number of shares being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to each Investor setting forth the number and type of shares such Investor is entitled to purchase, the aggregate purchase price in accordance with Section 3(b) above and the time and place of the closing of the transaction. The number of shares of Unvested Common Stock and Vested Stock to be repurchased hereunder shall be allocated among the Company and the Investors pro rata according to the number of Executive Securities to be purchased by each of them.
          (e) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than 5 days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company, and will pay the remainder of the purchase price (if any) by, at its option, a check or wire transfer of funds. Each Investor will pay for the Executive Securities purchased by it by a check or wire transfer of funds (and with no other form of consideration). The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.
          (f) In the event of a Sale of the Company or an initial Public Offering, the Performance Shares which (A) were issued 181 days or more prior to the Sale of the Company or the initial Public Offering and (B) would be Unvested Stock after giving effect to any vesting of such Performance Shares pursuant to Section 2 in connection with such Sale of the Company or initial Public Offering (such stock shall be deemed “Remaining Unvested Stock”) will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 3(f). In the event of a Sale of the Company or initial Public Offering, the purchase price for each share of Remaining Unvested Stock will be the lesser of (A) the Fair Market Value of such share as of the date of such Sale of the Company or initial Public Offering, and (B) Executive’s Original

Cost for such share. The Company may elect to repurchase all of the Remaining Unvested Stock in the event of a Sale of the Company or initial Public Offering by delivery of written notice to Executive at least two (2) business days prior to such Sale of the Company or initial Public Offering. The Remaining Unvested Stock shall be repurchased from the Remaining Unvested Stock held by Executive and any other holder(s) of Remaining Unvested Stock under this Agreement. If the Company elects to purchase the Remaining Unvested Stock, including Remaining Unvested Stock held by one or more of Executive’s transferees, then, immediately prior to, at or in connection with the Sale of the Company or initial Public Offering, the Company shall pay for the Remaining Unvested Stock (i) by offsetting obligations owed by Executive or Executive’s transferee(s) to the Company, or (ii) at the Company’s option, by certified check or wire transfer of funds. The Board shall determine whether the purchasers of Remaining Unvested Stock hereunder shall be entitled to receive customary representations and warranties form the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).
          (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company pursuant to this Agreement shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. In furtherance of the foregoing, if any such restrictions prohibit (i) the repurchase of Executive Securities hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable any such repurchases, then the Company may make such repurchases as soon as it is permitted to do so under such restrictions.
          (h) Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Executive Securities is finally determined to be an amount at least 10% greater than the per share repurchase price for such share of Executive Securities in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Executive Securities elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Executive Securities during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a share of Executive Securities was finally determined to be an amount at least 10% greater than the per share repurchase price for Executive Securities set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.
          (i) Notwithstanding anything to the contrary contained in this Agreement and consistent with Section 12 of the Stockholders Agreement, in addition to all other rights and remedies which might otherwise be available to the Company and the Investors, in the event Executive fails to purchase any of the Executive Securities that he is required to purchase pursuant to Section 1(b) above (a “Triggering Event”), the Co-Invest Stock purchased by Executive (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case, by the Company and the Investors pursuant to the terms, conditions and procedures set forth in this Section 3 with respect to a repurchase in the event of a Separation. Notwithstanding anything in this Section 3 to the contrary, in addition to all other rights and remedies which might otherwise be available to the

Company and the Investors pursuant to this Agreement, upon a Triggering Event (even if there is also a Separation), the purchase price for each share of Co-Invest Stock to be repurchased pursuant to this Section 3(i) will be the Fair Market Value of such share as of the date of the Repurchase Notice for any share repurchased pursuant to this Section 3(i).
          (j) If Executive’s employment is terminated by Employer without Cause or if Executive resigns for Good Reason, then within thirty days after such termination, Executive shall have the right to require the Company to repurchase all of the Co-Invest Stock then held by Executive by delivering a written notice to the Company (the “Put Notice”) at the Fair Market Value of such shares as of the date of the Put Notice, subject to the terms of this paragraph. The closing of the purchase of the Executive Securities pursuant to the Put Notice (the “Put Closing”) shall take place on the date designated by the Company, which date shall not be more than ninety days nor less than 5 days after the delivery of the Put Notice by Executive. At the Put Closing, Executive shall deliver to the Company certificates representing all of the outstanding Co-Invest Stock to be repurchased by the Company free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and the Company will pay for the Co-Invest Stock to be purchased by it pursuant to this paragraph by (1) first, offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and (2) second, paying the remainder (if any) of the purchase price by a check or wire transfer of funds. The Company will be entitled to receive customary representations and warranties from Executive regarding such sale. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Co-Invest Stock by the Company pursuant to this paragraph shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. In furtherance of the foregoing, if any such restrictions prohibit (i) the repurchase of Co-Invest Stock hereunder which the Company is otherwise required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable any such repurchases, then the Company shall make such repurchases as soon as it is permitted to do so under such restrictions.
          (k) The provisions of this Section 3 shall terminate with respect to Vested Stock upon the consummation of a Public Offering.
          4. Restrictions on Transfer of Executive Securities.
          (a) Transfer of Executive Securities. The holders of Executive Securities shall not Transfer any interest in any shares of Executive Securities, except pursuant to (i) the provisions of Section 3 hereof, (ii) the provisions of Section 3 of the Stockholders Agreement (Participation Rights) (a “Participating Sale”), (iii) an Approved Sale (as defined in Section 5 of the Stockholders Agreement (Sale of the Company)), or (iv) the provisions of Section 4(b) below.
          (b) Certain Permitted Transfers. The restrictions in this Section 4 will not apply with respect to any Transfer of Executive Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group, or (ii) of shares of Common Stock at such time as the Investors sell Common Stock in a Public Sale, but in the case of this clause (ii) only an amount of shares (the “Transfer Amount”) equal to the lesser of (A) the sum of the number of shares of Vested Common Stock owned by Executive and (B) the result of the number of shares of Common Stock owned by Executive multiplied by a fraction (the “Transfer Fraction”), the numerator of which is the number of shares of Common Stock sold by the Investors in such Public Sale and the denominator of which is the total number of shares of Common Stock held by the Investors prior to the Public Sale; provided that, if at the time of a Public Sale of stock by the Investors, Executive chooses not to Transfer the Transfer Amount, Executive shall retain the right to Transfer an amount of Common Stock at a future date equal to the lesser of (x) the sum of the number of shares of Vested Common Stock owned by Executive at such future date and (y) the result of the number of the shares of Common Stock owned by Executive at such future date multiplied by the Transfer Fraction; provided further that the restrictions contained in this Section 4 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in clause (i) above and the transferees of such Executive Securities must agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Securities pursuant to a Transfer in accordance with the provisions of clause (i) of this Section 4(b) is herein referred to as a “Permitted Transferee.” Upon the Transfer of Executive Securities pursuant to this Section 4(b), the transferring holder of Executive Securities will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).
          (c) Termination of Restrictions. The restrictions set forth in this Section 4 will continue with respect to each share of Executive Securities until the earlier of (i) the date on which such share of Executive Securities has been transferred in a Public Sale permitted by this Section 4, or (ii) the consummation of a Sale of the Company.
          5. Additional Restrictions on Transfer of Executive Securities.
          (a) Legend. The certificates representing the Executive Securities will bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF MAY __, 2005, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF MAY ___, 2005. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A FULL STATEMENT OF ALL OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREON AUTHORIZED TO BE ISSUED BY THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”
          (b) Opinion of Counsel. No holder of Executive Securities may Transfer any Executive Securities (except pursuant to Section 3 or 4(b) of this Agreement, Section 5 of the Stockholders Agreement (Sale of the Company) or an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Executive Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Executive Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Executive Securities that do not bear the Securities Act portion of the legend set forth in Section 5(a). If the Company is not required to deliver new certificates for such Executive Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.
PROVISIONS RELATING TO EMPLOYMENT
          6. Employment. Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of the Employment Date and ending upon his Separation (the “Employment Period”). Notwithstanding anything in this Agreement to the contrary, express or implied, (i) the Employment Period shall terminate immediately upon Executive’s resignation (for Good Reason or without Good Reason), death or Disability and (ii) the Employment Period may be terminated by Employer at any time for Cause or without Cause. Except as otherwise provided herein, any termination of the Employment Period by Employer shall be effective as of the date specified in a written notice from Employer to Executive.
          (a) Position and Duties.
          (i) During the Employment Period, Executive shall serve as the President of the Company and shall have the normal duties, responsibilities and authority implied by such position, including, without limitation, the responsibilities associated with all aspects of the daily operations of Employer and the identification, negotiation, completion and integration of any acquisitions made by the Company, Employer or their Subsidiaries, subject to the power of the Board or the Chief Executive Officer to expand or limit such duties, responsibilities and authority and to override actions of the President.

          (ii) Executive shall report to the Chief Executive Officer, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries.
          (b) Salary, Bonus and Benefits. During the Employment Period, Employer will pay Executive a base salary of $200,000 per annum or such other higher rate as the Board may determine from time to time (the “Annual Base Salary”), which salary shall be payable by Employer in regular installments in accordance with Employer’s general payroll practices (in effect from time to time); provided that commencing on the Initial EBITDA Condition Date (as hereinafter defined), the Annual Base Salary shall be increased to $350,000 per annum. In addition to the Annual Base Salary, Executive shall be eligible for an annual base bonus (the “Annual Bonus”) following the end of each fiscal year of the Company during the Employment Period commencing on the first fiscal year of the Company after the Initial EBITDA Condition Date (as hereinafter defined) of up to 100% of the Annual Base Salary, as determined by the Board in its sole discretion based upon achievement by Executive and achievement by the Company, Employer and their Subsidiaries of performance criteria and other goals established by the Board (or the Compensation Committee established by the Board); provided that with respect to the first year for which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the year that remained after the Initial EBITDA Condition Date. Any bonus with respect to any fiscal year shall be payable on or prior to March 15 of the following fiscal year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the senior management of the Company, Employer and their Subsidiaries. For purposes of this Agreement, the “Initial EBITDA Target” shall mean first month-end in which the Company has achieved consolidated EBITDA of at least $30 million on a pro forma basis (after giving effect to any acquisitions or dispositions by the Company or any of its subsidiaries that have been consummated) over the full twelve calendar month period ending on such day.
          (c) During the Employment Period, Employer shall reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer’s requirements with respect to reporting and documentation of such expenses.
          (d) All amounts payable to Executive as compensation hereunder shall be subject to all required and customary withholding by Employer.
          (e) Separation. The Employment Period will continue until (i) Executive’s Disability or death, (ii) Executive’s termination of the Employment Period for any reason or (iii) the Board’s or Employer’s termination of the Employment Period with or without Cause. If Executive’s employment is terminated by Employer without Cause or as a result of Disability or death or Executive resigns for Good Reason, then during the one-year period commencing on the date of termination (the “Severance Period”), Executive shall be entitled to receive his Annual Base Salary, in each case payable by Employer in regular installments in accordance with Employer’s general payroll practices (in effect from time to time). Notwithstanding the foregoing, (A) Executive shall not be entitled to receive any severance payments pursuant to this Section 6(e) unless Executive has executed and delivered to Employer a general release in form and substance satisfactory to Employer and (B) Executive shall be entitled to receive such severance payments only so long as Executive has not breached the provisions of Sections 7 or 8 hereof. Except as otherwise expressly provided in this Section 6(e), Executive shall not be entitled to receive any severance payments from and after the date of termination.
          7. Confidential Information.
          (a) Obligation to Maintain Confidentiality. Executive acknowledges that any trade secrets or other information, observations and data obtained by him during the course of his performance under this Agreement (or during any pre-employment discussions or negotiations) concerning the business or affairs of the Company, Employer or their respective Subsidiaries or Affiliates, other than information already known by Executive prior to his employment with Employer (other than any pre-employment discussions or negotiations) (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries or Affiliates, including information concerning Work Product (as defined below) and acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not, during the Employment Period and thereafter, disclose to any unauthorized Person or use for his own account, or the account of any unauthorized Person, any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order, provided that Executive uses all reasonable efforts to obtain confidential treatment of such information. Executive shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.
          (b) Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, invention disclosures, patent applications, copyrightable works (including mask works), trademarks, trade names and other source identifiers, and all registrations or applications related to the foregoing and all other proprietary information and all similar or related information (whether or not patentable and whether or not including trade secrets or other confidential information) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or planned future products or services and that are conceived, developed, designed, made authored, contributed to, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate, and Executive hereby assigns, and agrees to assign, all Work Product, and all intellectual property embodied therein, to the Company, Employer or to such Subsidiary or Affiliate. Notwithstanding the foregoing, any copyrightable work authored or prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws of the United States, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is deemed not to be a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, in and to such copyrightable work and all intellectual property embodied therein. Executive shall promptly disclose all Work Product to the Board. Executive represents and warrants to the Company and Employer that he does not now nor has he ever owned, nor has he ever made, any materials prior to the Employment Period that relate to the Company’s, Employer’s or their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development or existing or planned future products or services. Executive hereby agrees to perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership of any Work Product (including, without limitation, by executing assignments, consents, powers of attorney, and other instruments). Should the Company, Employer or such Subsidiary or Affiliate be unable to secure Executive’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Work Product, whether due to Executive’s mental or physical incapacity or any other cause, Executive hereby irrevocably designates and appoints the Company, Employer or such Subsidiary or Affiliate and each of its duly authorized officers and agents as his agent and attorney-in-fact, to act for an in Executive’s behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, trademarks or other rights or protections with the same force and effect as if executed and delivered by Executive.
          (c) Notice of Statutory Exception. In accordance with certain state laws, Executive is hereby advised that the foregoing Section 7(b) regarding ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of Company or its Subsidiaries or Affiliates was used and that was developed entirely on Executive’s own time, unless (a) the invention relates to the business or actual or demonstrably anticipated research or development of the Company or any Subsidiary or Affiliate, or (b) the invention results from any work performed by Executive for the Company or any Subsidiary or Affiliate.
          (d) Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and/or their respective Subsidiaries’ and/or Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries or Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries or Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.

          (e) Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any trade secrets or other confidential information, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Executive’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.
          8. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with Employer he will become familiar with Confidential Information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:
          (a) Noncompetition. During the Employment Period and for a period of one year thereafter, Executive shall not directly or indirectly, anywhere in the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, Employer or any of their respective Subsidiaries in the acute care hospital industry. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.
          (b) Nonsolicitation. During the Employment Period and for a period of one year thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee or consultant of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee or consultant thereof, (ii) hire any person who was an employee or consultant of the Company, Employer or any of their respective Subsidiaries within 180 days after such person ceased to be an employee or consultant of the Company, Employer or any of their respective Subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensor, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, Employer and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two year period immediately preceding a Separation.
          (c) Enforcement. If, at the time of enforcement of Section 7 or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).
          (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 8 are in consideration of: (i) employment with Employer, (ii) the issuance of the Executive Securities by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 7 and this Section 8 (x) are necessary to protect the Company’s and Employer’s interest in their Confidential Information and other intellectual property, and (y) do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives, consultants or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the United States, and (iii) as part of his responsibilities, Executive will be traveling throughout the United States in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 7 and this Section 8 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS
          9. Definitions.
          “Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor; it being understood and agreed that GTCR Golder Rauner, L.L.C. and its Affiliates shall for all purposes hereunder shall be Affiliates of GTCR II and its Affiliates.
          “Base Acquisition” means the first acquisition by the Company or any of its Subsidiaries of one or more hospitals.
          “Board” means the Company’s board of directors.
          “Cash Inflows” with respect to any Preferred Stock or Common Stock shall include the following received in connection with the Sale of the Company or an initial Public Offering:
(i) all cash payments distributed to the holder of such Preferred Stock or Common Stock with respect to, or as consideration or in exchange for such Preferred Stock or Common Stock (whether such payments are received from the Company or any other Person), including, without duplication, all cash payments received by such holder with respect to or in exchange for the property described in the provision in (ii) below and all cash dividends and distributions received with respect to such Preferred Stock or Common Stock;
(ii) the fair market value (as determined in good faith by the Board) of all securities and other property received by such holder with respect to, or as consideration or in exchange for such Preferred Stock or Common Stock (whether such payments are received from the Company or any other Person), including, without duplication, the fair market value (as determined in good faith by the Board) of property received by such holder with respect to or in exchange for the property described in the proviso below; provided that in the event that Preferred Stock or Common Stock or other property is received subject to contingencies or restrictions that are reasonably likely to affect its fair market value (e.g., non-publicly traded securities or publicly traded securities subject to material restrictions or limitations, other than restrictions or limitations that constitute customary limitations arising by virtue of the relative priority of such securities with respect to the issuer thereof or the short-swing profit recovery rules under the Securities Exchange Act of 1934, as amended, or a right to receive future consideration pursuant to an earn-out), the fair market value (as determined in good faith by the Board) of such property shall reflect appropriate discounts; and
(iii) in the event of an initial Public Offering, the fair market value of all shares of Common Stock retained by the Investors immediately after such initial Public Offering based upon the price at which the Common Stock is being offered to the public by the Company or its underwriter(s), as applicable, pursuant to the initial Public Offering.
          “Cash Outflows” with respect to any Preferred Stock or Common Stock, shall include the sum of all cash payments by such holder to the Company to purchase the Preferred Stock and Common Stock.
          “Cause” means (i) the commission of, or entry of a plea of guilty or nolo contendere, to a felony or a crime involving moral turpitude or any act or any other act or omission involving dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers or stockholders, (ii) reporting to work repeatedly under the influence of alcohol or reporting to work under the influence of illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company, Employer or any of their respective Subsidiaries substantial public disgrace or disrepute or substantial economic harm which, if curable, is not cured within 15 days following written notice thereof to the Executive, (iii) substantial and repeated failure to perform duties of the office held by the Executive as reasonably directed by the Board or the Chief Executive Officer which is not cured within 15 days following written notice thereof to the Executive, (iv) a breach of Executive’s duty of loyalty to the Company, Employer or any of their respective Subsidiaries or Affiliates or any act of fraud or material dishonesty with respect to the Company, Employer or any of their respective Subsidiaries or (v) any material breach of this Agreement or any other agreement between Executive and the Company, Employer or any of their respective Affiliates which is not cured within 15 days after written notice thereof to Executive.
          “Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the essential functions of Executive’s duties as determined by the Board in good faith.
          “EBITDA” means, with respect to any Person(s) for any period, the consolidated earnings of such Person(s) for such period before interest, taxes, depreciation and amortization for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles as in effect from time to time.
          “Employment Date” means the date of this Agreement.
          “Executive Securities” will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Executive Securities (i) by way of a stock split, stock dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all shares of Unvested Common Stock shall remain Unvested Common Stock after any Transfer thereof.
          “Fair Market Value” of each share of Executive Securities means the fair market value of such Executive Securities as determined in good faith by the Board; provided that the fair market value of the Executive Securities shall not be discounted based on the minority ownership of the Executive. If Executive reasonably disagrees with such determination in the event of Executive’s termination of the Employment Period for any reason other than in connection with a Sale of the Company or a Public Offering, Executive shall deliver to the Board a written notice of objection within 10 days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 10 days after delivery of the Supplemental Repurchase Notice). Upon receipt of Executive’s written notice of objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Board and Executive, which appraiser shall submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within 7 days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four investment banking firms. The appraiser shall not discount the fair market value of the Executive Securities based upon the minority ownership of the Executive. The expenses of such appraiser shall be borne by the Employer. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties. If Executive is terminated within the 60-day period prior to the Company’s initial Public Offering or Sale of the Company, then the fair market value shall be determined based on the price per share applicable to the initial Public Offering or Sale of the Company, as applicable.
          “Family Group” means a Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.
          “Good Reason” shall mean (a) any decision by the Board which results in the primary business of the Company being a business other than acquiring or operating acute-care hospitals, (b) substantial detrimental change in the positions or responsibilities of the Executive without the consent of Executive, (c) where the Executive’s benefits under the employee benefit or health or welfare plans or programs of the Company are in the aggregate materially decreased (excluding reductions due to general benefit plan changes applicable to Company employees generally, (d) the failure by the Company to pay the Executive’s Base Salary or to provide for the Executive’s Annual Bonus if and when due, (e) the relocation of Executive’s primary place of employment to a location which is more than one hundred (100) miles from the city limits of Nashville, Tennessee, if any of the foregoing (a) through (e) are not cured or remedied by

Company (if capable of cure or remedy) within 30 days after receiving notice thereof from the Executive.
          “Initial Vesting Date” means the date of the consummation of a Base Acquisition.
          “Original Cost” means, with respect to each share of Common Stock purchased hereunder, $0.08 per share (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations), and with respect to each share of Preferred Stock purchased hereunder, $1,000.00 per share (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).
          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.
          “Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).
          “Registration Agreement” means the Registration Agreement of even date herewith among the Company and certain of its stockholders, as amended from time to time in accordance with its terms.
          “Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, stockholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Stockholders Agreement” means the Stockholders Agreement of even date herewith among the Company and certain of its stockholders, as amended from time to time pursuant to its terms.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
          “Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of Employer or another Subsidiary of the Company.
          “Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).
          10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:
          If to the Company:
Capella Holdings, Inc.
214 Overlook Circle #250
Brentwood, TN 37027
Attention: Chief Executive Officer
Facsimile: (615) 221-8735

          with copies to:
GTCR Golder Rauner, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Joseph P. Nolan
Peter M. Stavros
Facsimile: (312) 382-2201
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Kevin R. Evanich, P.C.
Jeffrey A. Fine, Esq.
Facsimile: (312) 861-2200
          If to Employer:
Capella Healthcare, Inc.
214 Overlook Circle #250
Brentwood, TN 37027
Attention: Chief Executive Officer
Facsimile: (615) 221-8735
          with copies to:
GTCR Golder Rauner, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Joseph P. Nolan
Peter M. Stavros
Facsimile: (312) 382-2201
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Kevin R. Evanich, P.C.
Jeffrey A. Fine, Esq.
Facsimile: (312) 861-2200
          If to Executive:
James Thomas Anderson
3352 Hickman Lane
Columbia, Tennessee 38401

          If to the Investors:
GTCR Golder Rauner, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Joseph P. Nolan
Peter M. Stavros
Facsimile: (312) 382-2201
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Kevin R. Evanich, P.C.
Jeffrey A. Fine, Esq.
Facsimile: (312) 861-2200
or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, 5 days after deposit in the U.S. mail.
          11. General Provisions.
          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such equity for any purpose.
          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (d) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (e) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Employer, the Investors and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.
          (g) Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (h) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.
          (i) Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Executive solely for reasonable travel expenses (including lodging and meals, upon submission of receipts).

          (j) Remedies. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
          (k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Holders (as defined in the Purchase Agreement).
          (l) Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.
          (m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
          (n) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.
          (o) Reasonable Expenses. The Company agrees to pay the reasonable fees and expenses of Executive’s counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.
          (p) Termination. This Agreement (except for the provisions of Sections 6(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.

          (q) Adjustments of Numbers. All numbers set forth herein that refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of stock and other recapitalizations affecting the subject class of equity.
          (r) Deemed Transfer of Executive Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.
          (s) No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s stock certificates and executed stock powers is solely to facilitate the provisions set forth in Section 3 herein and Sections 4 and 5 of the Stockholders Agreement and does not constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.
          (t) Rights Granted to GTCR and its Affiliates. Any rights granted to GTCR and its Affiliates hereunder may also be exercised (in whole or in part) by their designees.
          (u) No Third-Party Beneficiaries. Except as specifically provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees, consultants and creditors of the Company, Employer and their respective Subsidiaries.
          (v) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
*      *      *      *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.

CAPELLA HOLDINGS, INC.
By:	/s/ Daniel S. Slipkovich
Name:	Daniel S. Slipkovich
Its:	Chief Executive Officer

CAPELLA HEALTHCARE, INC.
By:	/s/ Daniel S. Slipkovich
Name:	Daniel S. Slipkovich
Its:	Chief Executive Officer

/s/ James Thomas Anderson
James Thomas Anderson

EXHIBIT A
May __, 2005
ELECTION TO INCLUDE SECURITIES IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE
          The undersigned purchased shares of Common Stock (the “Shares”), of Capella Holdings, Inc., a Delaware corporation (the “Company”) on May ___, 2005 (the “Closing Date”). Under certain circumstances, the Company has the right to repurchase certain of the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries or upon certain other events. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code §83(b) at the time he purchased the Shares.
          Therefore, pursuant to Code §83(b) and Treasury Regulation § 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2005 the excess (if any) of the Shares’ fair market value on May ___, 2005 over the purchase price thereof.
          The following information is supplied in accordance with Treasury Regulation §1.83-2(e):
          1. The name, address and social security number of the undersigned:
James Thomas Anderson
3352 Hickman Lane
Columbia, Tennessee 38401
SSN: ###-##-####
          2. A description of the property with respect to which the election is being made: 3,633,488 shares of Common Stock of the Company.
          3. The date on which the property was transferred May __, 2005. The taxable year for which such election is made: calendar year 2005.
          4. The restrictions to which the Shares are subject are set forth in a Senior Management Agreement, dated May __, 2005, between the Company, a subsidiary of the Company, and the undersigned. A copy of the Senior Management Agreement is available upon request. In general, under the Senior Management Agreement, 3,159,550 of the Shares are subject to a five-year vesting schedule, with 20% of such Shares becoming vested on each anniversary of the purchase date if the undersigned remains employed as of such date. The remaining 473,938 Shares do not vest unless the undersigned remains employed at the time that a Sale of the Company (as defined in the Senior Management Agreement) or an initial Public Offering (as defined in the Senior Management Agreement), in each case meeting certain financial criteria, occurs. The Company has an option to repurchase any unvested Shares upon a termination of the undersigned’s employment prior to vesting, with a purchase price equal to the undersigned’s original cost for the Shares or, if less, the fair market value of the unvested Shares.
     5. The fair market value on May ___, 2005 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.08 per share of Common Stock.
     6. The amount paid for such property: $0.08 per share of Common Stock.
*      *      *      *      *

          A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7). A copy of this election will be submitted with the 2005 federal income tax return of the undersigned pursuant to Treasury Regulation §1.83-2(c).
Dated: May ___, 2005

James Thomas Anderson

EXHIBIT B
ASSIGNMENT SEPARATE FROM CERTIFICATE
          FOR VALUE RECEIVED, James Thomas Anderson (“Executive”) does hereby sell, assign and transfer unto _________, a ________________, ______________ shares of _________________ of Capella Holdings, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Stock Certificate Nos. _________________ herewith and does hereby irrevocably constitute and appoint each principal of GTCR Golder Rauner, L.L.C. or GTCR Golder Rauner II, L.L.C. (acting alone or with one or more other such principals) as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.
          This Assignment Separate from Certificate may be used only for purposes of or in connection with transfers made in connection with Section 3 of that certain Senior Management Agreement among the Company, Capella Healthcare, Inc., a Delaware corporation, and Executive, dated as of May __, 2005, as amended from time to time pursuant to its terms, or Section 4 of that certain Stockholders Agreement, among the Company, Executive and certain stockholders of the Company, dated as of May ___, 2005, as amended from time to time pursuant to its terms.

Dated:
James Thomas Anderson

EXHIBIT C
SPOUSAL CONSENT
          The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Senior Management Agreement and the Registration Agreement and the Stockholders Agreement referred to therein, each executed by Executive and dated as of the date hereof, and that I understand their contents. I am aware that the foregoing Senior Management Agreement and the Stockholders Agreement provide for the repurchase of my spouse’s Executive Securities under certain circumstances and/or impose other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Date: , 2005

Spouse’s Name:

Date: , 2005

Witness’ Name: